UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2020

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, Harold D. Carter, W. Dean Karrash, Jerry J. Langdon, Dennis E. Logue, Paul A. Powell, Jr., and Edward P. Russell resigned from the Board of Directors (the “Board”) of Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), effective at 5:00 pm Central Time on March 24, 2020. The resignations were in furtherance of cost cutting measures being implemented by the Company, including the reduction of the size of the Board from 10 to four directors. Mr. Ralph F. Cox will continue to serve as a member of the Board, but pursuant to the Company’s Bylaws, has been appointed to fill the vacancy left by the resignation of the Class I directors. Therefore, he will now stand for re-election in 2021 rather than in 2020. Robert L.G. Watson will continue to serve as a Class I member of the Board and will stand for re-election at this year’s Company annual meeting. Finally, Brian L. Melton and Angela A. Meyer will continue to serve as Class III members of the Board until the expiration of their term, when they will stand for re-election in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: March 30, 2020